                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 22, 1998


                             OGLEBAY NORTON COMPANY
               (Exact Name of Registrant as Specified in Charter)




         Delaware                      0-663                    34-0158970
         --------                      -----                    ----------
(State of Incorporation)            (Commission              (I.R.S. Employer
                                     File No.)              Identification No.)


1100 Superior Avenue - 20th Floor, Cleveland, Ohio               44114-2598
--------------------------------------------------               ----------
       (Address of Principal Executive Offices)                  (Zip Code)






       Registrant's telephone number, including area code: (216) 861-3300
                                                           --------------

The undersigned Registrant, Oglebay Norton Company, hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 1998 to add the financial statements and pro forma information required by Parts (a) and (b) of Item 7.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)   Financial Statements of Business Acquired.

The audited and unaudited consolidated financial statements of Global Stone Corporation ("Global Stone") are attached hereto at pages F-1 through F-28.


(b)   Pro Forma Financial Information

The unaudited pro forma combined financial statements of the Registrant are included herein at pages P-1 through P-10.

The unaudited pro forma combined financial statements of the Registrant are presented for illustrative purposes only, giving effect to the acquisition of Global Stone. The unaudited pro forma combined financial statements of the Registrant also include the acquisitions of Colorado Silica Sands, Inc. ("Colorado Silica"), acquired on March 9, 1998, the Port Inland operations of Specialty Minerals Inc., a wholly owned subsidiary of Minerals Technology
Inc., ("Port Inland"), acquired on April 28, 1998, and the disposal of the assets of the Registrant's discontinued Engineered Materials metallurgical treatment operations ("Engineered Materials"), sold on May 15, 1998. Collectively these transactions are referred to as "Other Recent Transactions", each of which did not meet the definition of a significant subsidiary under Rule 1-02(w) of Regulation S-X requiring separate financial statement presentation. All of the acquisitions will be accounted for using the purchase method of accounting, whereby the purchase price is allocated based on the fair value of the assets acquired and the liabilities assumed.

The unaudited pro forma combined balance sheet of the Registrant as of March 31, 1998 gives effect to the acquisition of Global Stone as if this transaction occurred on that date and includes the pro forma adjustments to reflect the combination. The pro forma combined balance sheet also includes the pro forma effects of the Port Inland and Engineered Materials transactions as if they had occurred as of March 31, 1998.

The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the acquisition of Global Stone as if this transaction had occurred on January 1, 1997. The unaudited pro forma combined statement of operations for the year ended December 31, 1997 includes the statements of operations of the Registrant and Global Stone for the fiscal years ended December 31, 1997 and September 30, 1997, respectively, and the pro forma adjustments to reflect the combination. The unaudited pro forma combined statement of operations for the three months ended March 31, 1998, includes the statements of operations of the Registrant and Global Stone for the respective periods and the pro forma adjustments to reflect the combination. The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 also include the pro forma effects of the Colorado Silica and Port Inland acquisitions. The sale of the Engineered Materials assets did not result in any gain or additional loss upon disposal.

The pro forma results are not necessarily indicative of the results of operations had the acquisitions taken place at the beginning of the respective periods or of future results of the combined companies. The purchase price allocations are preliminary; therefore, final amounts could differ from those reflected in the pro forma combined financial statements. Upon final determination, the purchase prices will be allocated to the assets and liabilities acquired based on fair value as of the date of each respective acquisition.

The principal pro forma adjustments to the unaudited pro forma combined statements of operations for the year ended December 31, 1997 and for the three months March 31, 1998 include entries to convert Global Stone's historical statements of income from Canadian generally accepted accounting principles ("Canadian GAAP") to U.S. generally accepted accounting principles ("U.S. GAAP"), to reflect cost depletion related to the pro forma write-up of Global Stone's mineral reserves to estimated fair value, to reflect goodwill amortization related to the pro forma excess of acquisition costs over the fair value of net assets acquired and to reflect interest expense on pro forma debt. The principal pro forma adjustments to the unaudited pro forma combined balance sheet as of March 31, 1998 include entries to convert Global Stone's historical balance sheet from Canadian GAAP to U.S. GAAP, an increase in pro forma debt to finance the purchase of Global Stone's common stock, pro forma write-up of Global Stone's mineral reserves to estimated fair value, a pro forma adjustment to recognize the excess of acquisition costs over the fair value of assets acquired, and the pro forma recognition of a deferred tax liability on the acquisition costs in excess of historical net assets acquired.

(c) Exhibits

Exhibit No.                     Description of Exhibits
-----------                     -----------------------

23.1                Consent of Ernst & Young, Independent Auditors





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               OGLEBAY NORTON COMPANY



Date: August 3, 1998                           By: /s/ DAVID H. KELSEY
                                                   -----------------------------
                                                        David H. Kelsey
                                                        Vice President and
                                                     Chief Financial Officer

               Item 7(a) Financial Statements of Business Acquired


                            GLOBAL STONE CORPORATION


                          INDEX TO FINANCIAL STATEMENTS


                                                                                                    Page No.

Audited Consolidated Financial Statements of Global Stone Corporation

         Report of Ernst & Young, Independent Auditors..................................................F-2

         Consolidated Balance Sheets as at September 30, 1997 and 1996..................................F-3

         Consolidated Statements of Income and Retained Earnings for the
           years ended September 30, 1997, 1996 and 1995................................................F-4

         Consolidated Statements of Changes in Financial Position for the
          years ended September 30, 1997, 1996 and 1995.................................................F-5

         Notes to Consolidated Financial Statements.....................................................F-6

Unaudited Consolidated Financial Statements of
           Global Stone Corporation

         Unaudited Consolidated Interim Balance Sheets as of
           March 31, 1998 and 1997......................................................................F-24

         Unaudited Consolidated Interim Statements of Income and Retained
           Earnings for the six months ended March 31, 1998 and 1997....................................F-25

         Unaudited Consolidated Interim Statements of Changes in Financial Position
         for the six months ended March 31, 1998 and 1997...............................................F-26

         Notes to Unaudited Consolidated Interim Financial Statements...................................F-27

                                AUDITORS' REPORT






To the Directors of
GLOBAL STONE CORPORATION

We have audited the consolidated balance sheets of GLOBAL STONE CORPORATION as at September 30, 1997 and 1996 and the consolidated statements of income and retained earnings and changes in financial position for each of the years in the three-year period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 1997 and 1996 and the results of its operations and the changes in its financial position for each of the years in the three-year period ended September 30, 1997 in accordance with accounting principles generally accepted in Canada.




Toronto, Canada,                                      /s/ Ernst & Young
November 18, 1997                                     Chartered Accountants
(except for notes 17 and 18
 which are as of June 19, 1998).

GLOBAL STONE CORPORATION
Incorporated by continuance under the Canada Business Corporations Act

                           CONSOLIDATED BALANCE SHEETS
                         (EXPRESSED IN CANADIAN DOLLARS)

As at September 30


                                                                          1997               1996
                                                                            $                  $
                                                                         [000's]          [000's]

ASSETS
CURRENT
Cash and temporary investments                                           5,593             12,113
Accounts receivable [note 5]                                            24,421             23,242
Income taxes recoverable                                                   187                 --
Inventories [notes 2 and 5]                                             18,799             16,187
Prepaid expenses                                                           937                776
-----------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                    49,937             52,318
-----------------------------------------------------------------------------------------------------
Capital assets, net [note 3]                                           176,330            163,807
Deferred financing costs [note 6[a]]                                       701                857
-----------------------------------------------------------------------------------------------------
                                                                       226,968            216,982
=====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank indebtedness [note 5]                                               8,708              6,581
Accounts payable and accrued charges [note 7]                           20,459             17,982
Income taxes payable                                                        --                 36
Current portion of capital lease obligations [note 4]                    1,024                552
Current portion of long-term debt [note 6]                               1,766              1,437
-----------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                               31,957             26,588
-----------------------------------------------------------------------------------------------------
Long-term debt [note 6]                                                 57,728             62,083
Debenture premium [note 6[a]]                                            1,036              1,412
Capital lease obligations [note 4]                                       8,850              7,602
Deferred income taxes                                                    6,648              6,955
Provision for pension plan [note 7]                                         --                123
-----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                      106,219            104,763
-----------------------------------------------------------------------------------------------------
Non-controlling interest                                                    --                 10
-----------------------------------------------------------------------------------------------------
Commitments [note 15]
SHAREHOLDERS' EQUITY
Share capital [note 9]                                                  97,597             94,598
Retained earnings                                                       22,001             18,314
Cumulative translation adjustment                                        1,151               (703)
-----------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                             120,749            112,209
-----------------------------------------------------------------------------------------------------
                                                                       226,968            216,982
=====================================================================================================

See accompanying notes

GLOBAL STONE CORPORATION

                           CONSOLIDATED STATEMENTS OF
                          INCOME AND RETAINED EARNINGS
                         (EXPRESSED IN CANADIAN DOLLARS)


Years ended September 30


                                                            1997            1996           1995
                                                             $                $              $
                                                           [000's]         [000's]        [000's]

SALES OF LIME AND LIMESTONE
Gross revenue                                             182,417          149,145        101,752
Freight charges                                            31,172           25,462         14,363
-----------------------------------------------------------------------------------------------------
NET REVENUE                                               151,245          123,683         87,389
-----------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Cost of lime and limestone sales                          121,466           95,892         65,867
Selling and administration                                 15,480           13,595         10,096
Gain on sale of capital assets, net                          (365)          (1,267)            --
-----------------------------------------------------------------------------------------------------
                                                          136,581          108,220         75,963
-----------------------------------------------------------------------------------------------------
OPERATING INCOME                                           14,664           15,463         11,426
Unusual items [note 13]                                     3,782               --             --
-----------------------------------------------------------------------------------------------------
Operating income before interest, income taxes
   and non-controlling interest                            10,882           15,463         11,426
-----------------------------------------------------------------------------------------------------
Interest on long-term debt and debt expenses                5,977            5,559          3,259
Other interest expense, net                                   515               54            751
-----------------------------------------------------------------------------------------------------
                                                            6,492            5,613          4,010
-----------------------------------------------------------------------------------------------------
Income before income taxes and
   non-controlling interest                                 4,390            9,850          7,416
Provision for income taxes [note 10]                          713            2,806          1,807
Non-controlling interest                                      (10)            (509)          (172)
-----------------------------------------------------------------------------------------------------
NET INCOME FOR THE YEAR                                     3,687            7,553          5,781

Retained earnings, beginning of year                       18,314           10,761          4,980
-----------------------------------------------------------------------------------------------------
RETAINED EARNINGS, END OF YEAR                             22,001           18,314         10,761
=====================================================================================================

EARNINGS PER SHARE [note 11]                                 0.12            0.30            0.27
FULLY DILUTED EARNINGS PER SHARE [note 11]                   0.12            0.27            0.25
=====================================================================================================

See accompanying notes

GLOBAL STONE CORPORATION

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                         (EXPRESSED IN CANADIAN DOLLARS)

Years ended September 30

                                                            1997             1996            1995
                                                              $               $                $
                                                           [000's]         [000's]        [000's]

OPERATING ACTIVITIES
Net income for the year                                     3,687            7,553          5,781
Add (deduct) items not involving cash
   Depreciation and depletion                              13,810           12,470          8,086
   Amortization of deferred financing costs                   156              157             86
   Amortization of debenture premium                         (376)            (242)            --
   Gain on sale of capital assets, net                       (365)          (1,267)           (54)
   Deferred income taxes                                     (307)            (463)           328
   Decrease in pension plan obligation                       (123)            (661)          (414)
   Non-controlling interest                                   (10)            (509)          (172)
   Unusual items                                            1,980               --             --
Net change in non-cash working capital balances related
   to operations                                           (1,698)          (4,477)           (63)
-----------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                      16,754           12,561         13,578
-----------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance of share capital and warrants                      3,000           25,295         15,466
Conversion of long-term debt to share capital              (3,000)              --             --
Share offering costs                                           (1)            (783)           (16)
Increase in long-term debt                                     --           31,855         30,000
Repayment of long-term debt                                (1,036)          (6,619)       (18,719)
Deferred financing costs                                       --              (67)        (1,033)
Increase in capital lease obligations                       2,307               --          1,653
Repayment of capital lease obligations                       (587)            (359)          (129)
Investment by minority shareholder                             --              253            124
-----------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                         683           49,575         27,346
-----------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Acquisition of St. Clair Lime Company, James River
   Limestone Company Inc., Veizey's Quarry Ltd. and
   Middletown Quarry, net of cash acquired and bank
   indebtedness assumed [note 8]                               --          (43,924)            --
Acquisition of Global Stone (UK) Ltd., Detroit Lime
   Company, PenRoc Inc. and Delta Carbonate Inc., net
   of cash acquired and bank indebtedness assumed [note 8]     --               --        (24,117)
Capital asset purchases                                   (26,746)         (21,864)       (17,172)
Proceeds from sale of capital assets                          899            3,193             --
Cumulative translation adjustment                            (237)             865         (1,236)
-----------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                         (26,084)         (61,730)       (42,525)
-----------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH DURING THE YEAR            (8,647)             406         (1,601)
Cash position, beginning of year                            5,532            5,126          6,727
-----------------------------------------------------------------------------------------------------
CASH POSITION, END OF YEAR                                 (3,115)           5,532          5,126
=====================================================================================================

REPRESENTED BY
Cash and temporary investments                              5,593           12,113          8,007
Bank indebtedness                                          (8,708)          (6,581)        (2,881)
-----------------------------------------------------------------------------------------------------
                                                           (3,115)           5,532          5,126
=====================================================================================================

See accompanying notes

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997





1. SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of Global Stone Corporation [the "Company"] have been prepared in accordance with accounting principles generally accepted in Canada, which conform in all material respects with accounting principles generally accepted in the United States except as outlined in note
17. The significant accounting policies followed by the Company are summarized below:

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all subsidiaries. Non-controlling interest represents the non-controlling shareholder's proportionate share, or 40%, of the equity in the Company's consolidated subsidiary, Global Stone (UK) Ltd. ["Global Stone (UK)"].

TRANSLATION OF FOREIGN CURRENCIES

The Company's foreign subsidiaries are considered to be self-sustaining operations and their accounts are translated into Canadian dollars using the current rate method, under which all assets and liabilities are translated at the exchange rates prevailing at the year end, and revenue and expenses [including depreciation, depletion and amortization] are translated at the average rates of exchange during the year. Gains and losses on translation of these account balances are deferred and shown as a separate item in shareholders' equity. Gains or losses on foreign currency long-term debt that is designated as a hedge of net investments in self-sustaining foreign operations are also included as translation adjustments in shareholders' equity.

INVENTORIES

Inventories are valued at the lower of average cost, determined on a monthly basis using the fully-absorbed method, or net realizable value. Cost includes direct labour, operating overheads and material costs as well as depreciation and depletion at the operating properties, but excludes administrative expenses. Consumables and maintenance spares are valued at the lower of acquisition cost less an obsolescence provision, and replacement cost.

DEFERRED FINANCING COSTS

Costs related to long-term financing that are not related to a specific acquisition are deferred and amortized on a straight-line basis over the term to maturity of the related debt instrument.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997


POST-RETIREMENT BENEFITS

Substantially all of the Company's employees are covered under one of the Company's pension plans, union-sponsored plans or group retirement related savings schemes to which the Company contributes.

Pension costs and obligations of the Company's defined benefit plans are actuarially determined on the basis of management's best estimate assumptions using the projected unit credit method. Adjustments arising from plan amendments, changes in assumptions and experience gains or losses are amortized to income on a straight-line basis over the expected average remaining service life of the related employee group.

For defined contribution plans, union-sponsored plans and group retirement related savings schemes, the Company expenses the annual contributions specified by these plans.

The Company also provides certain health care and life insurance benefits for retired employees and their dependents. The cost of these benefits is expensed when paid.

CAPITAL ASSETS

Capital assets are initially recorded at cost and depreciated or depleted over their remaining estimated useful lives as follows:

Property, plant and equipment               2 - 25 years, straight-line
Mineral reserves                            Unit of production basis

The Company incurs advance costs on the removal of overburden to expose the usable limestone. These costs are carried as deferred quarry development costs and charged to depreciation and depletion as the related limestone is quarried.

The Company defers costs related to the acquisition of aggregates or industrial mineral operations until a property is acquired or the acquisition is abandoned. If the property is acquired, the acquisition costs are capitalized and allocated to specific acquired assets and are amortized in accordance with the Company's accounting policy for the related assets. If the acquisition is abandoned, the costs are charged to depreciation and depletion in the year in which the abandonment decision is made.

Interest incurred during the construction of capital assets is capitalized. Construction in progress is not depreciated until the capital asset is put into operation.


Amounts paid for extraction rights are amortized over the total output allowed under the rights based on the unit of production basis.

The Company ascribes a value to acquired mineral reserves which reflects the extent, quality and comparative values for similar materials in the geographic area. The capital value is depleted on a per ton basis as the reserve is consumed. Reviews of reserves and amortization rates are carried out by the Company [including the use of consulting geologists] on a periodic basis and adjustments are made if significant variances are identified. The amounts shown for mineral

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



reserves do not necessarily represent future values and changes in legislation, market conditions or extraction constraints may have a material effect on future carrying values and operating results.

INCOME TAXES

The Company follows the deferral method of accounting for income taxes. Under this method, timing differences between the period in which income and expenses are reported for income tax purposes and the period in which they are recorded in the accounts result in deferred income taxes.

FINANCIAL INSTRUMENTS

The carrying values of cash and temporary investments, accounts receivable, bank indebtedness, accounts payable and accrued charges approximate their fair values due to the short-term nature of the instruments. The Company estimates the fair value of its capital lease obligations and long-term debt by discounting expected future cash flows at current interest rates.

2. INVENTORIES

Inventories consist of the following:

                                                        1997            1996
                                                          $               $
                                                       [000's]       [000's]

Finished goods                                         6,357           4,405
Work in progress                                       3,462           2,272
Consumables and maintenance spares                     8,980           9,510
--------------------------------------------------------------------------------
                                                      18,799          16,187
================================================================================

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



3. CAPITAL ASSETS

Capital assets consist of the following:

                                                                     ACCUMULATED              NET
                                                                   DEPRECIATION AND          BOOK
                                                        COST           DEPLETION            VALUE
                                                           $                $                  $
                                                       [000's]           [000's]          [000's]
1997

Property, plant and equipment                         107,436          28,855              78,581
Land and mineral reserves                              56,351           3,130              53,221
Property, plant and equipment under capital lease      17,040           3,622              13,418
Construction in progress                               19,809              --              19,809
Land under capital lease                                3,359              --               3,359
Deferred quarry development costs                      13,285           6,466               6,819
Deferred acquisition costs                                745             296                 449
Extraction rights                                         725              51                 674
-----------------------------------------------------------------------------------------------------
                                                      218,750          42,420             176,330
=====================================================================================================

                                                                     ACCUMULATED              NET
                                                                   DEPRECIATION AND          BOOK
                                                        COST           DEPLETION            VALUE
                                                           $                $                  $
                                                       [000's]           [000's]          [000's]
1996

Property, plant and equipment                          93,974          19,780              74,194
Land and mineral reserves                              54,774           1,587              53,187
Property, plant and equipment under capital lease      14,733           2,263              12,470
Construction in progress                               16,275              --              16,275
Land under capital lease                                3,269              --               3,269
Deferred quarry development costs                       5,748           2,331               3,417
Deferred acquisition costs                                427             116                 311
Extraction rights                                         725              41                 684
-----------------------------------------------------------------------------------------------------
                                                      189,925          26,118             163,807
=====================================================================================================

During 1997, interest of $699,000 [1996 - $868,000; 1995 - $360,000] was capitalized on major projects under construction.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



4. CAPITAL LEASE OBLIGATIONS

The Company's commitment with respect to capital leases is as follows:

                                                                            $
                                                                       [000's]

1998                                                                   2,068
1999                                                                   2,191
2000                                                                   7,135
2001                                                                     690
Thereafter                                                               105
--------------------------------------------------------------------------------
Minimum lease payments                                                12,189
Less amount representing interest [11.09%]                             2,315
--------------------------------------------------------------------------------
Net minimum lease payments                                             9,874
Less current portion                                                   1,024
--------------------------------------------------------------------------------
                                                                       8,850
================================================================================

The carrying values of the capital lease obligations approximate fair values.

5. BANK INDEBTEDNESS

At September 30, 1997, the Company had the following credit facilities from a Canadian chartered bank [the "bank"]:

[a] an operating facility of $2.5 million, repayable on demand and bearing interest at the prime rate of the bank plus 0.125% [the "operating facility"];

[b] a revolving facility of $8.8 million, which can be drawn down in either Canadian dollars or U.S. dollars, repayable within one year, subject to 364-day extensions at the discretion of the bank. Canadian dollar loans bear interest at the prime rate of the bank plus 0.125% while U.S. dollar loans bear interest at the bank's floating rate for U.S. dollar commercial loans plus 0.375% or LIBOR plus 1.125% [the "revolving facility"]; and

[c] a revolving term facility of U.S. $4.8 million, which can be drawn down in either Canadian dollars or U.S. dollars, with repayment terms through to 1998. Canadian dollar loans bear interest at the prime rate of the bank plus 0.375% while U.S. dollar loans bear interest at the bank's floating rate for U.S. dollar commercial loans plus 0.125% or LIBOR plus 1.125% [the "revolving term facility"]. LIBOR averaged 5.726% in 1997.

When the revolving facility and revolving term facility are drawn down in U.S. dollars, repayments will be denominated in U.S. dollars.

The outstanding balances under the operating facility and revolving facility were Cdn. $492,000 [1996 - Cdn. $2,500,000] and Cdn. $8,708,000 [comprising U.S.
$2,250,000 and Cdn. $5,600,000] [1996 - U.S. $750,000 and Cdn $3,060,000],
respectively. The amount drawn in U.S. dollars bears interest at the bank's floating rate for U.S. dollar commercial loans plus 0.375% which was 8.875% at year end. The amount drawn in Canadian dollars bears interest at the prime rate of the bank plus 0.375%, which was 4.75% at year end.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



Collateral for the operating facility and revolving facility is a first charge over receivables and inventories and all proceeds thereof of the Company and its North American subsidiaries.

6. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                          1997               1996
                                                                            $                  $
                                                                         [000's]          [000's]

10.625% Senior Secured Series A Debentures [a]                          53,350             53,350
Cominco subordinated debenture [b]                                          --              3,000
Amount due to non-controlling shareholder
   of Global Stone (UK) [U.K.(pound)150,000] [c]                           333                320
Amount due to vendor of St. Clair Lime Company
[U.S. $4,206,650; 1996 - U.S. $5,030,000] [d]                            5,811              6,850
-----------------------------------------------------------------------------------------------------
                                                                        59,494             63,520
Less current portion                                                     1,766              1,437
-----------------------------------------------------------------------------------------------------
                                                                        57,728             62,083
=====================================================================================================

[a]  10.625% SENIOR SECURED SERIES A DEBENTURES

     The facility was secured by the issue of $53.35 million Senior Series A Debentures [the "Debentures"] with a seven-year term and a fixed interest rate of 10.625%. The holders of the Debentures share with the bank on a pro-rata basis the collateral associated with the revolving term facility [note 5[b]]. The Company may redeem the Debentures, in whole or in part, at any time prior to maturity in amounts not less than $1,000,000.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



     On February 15, 1995, the Company completed a private placement for a $55 million debt facility with a group of leading North American life assurance companies. At that time, $30 million of the facility was drawn down. The remaining facility was drawn down in December 1995. Further Debentures with a par value of $23,350,000 were sold for $25 million producing a net discounted interest rate of 8.699%, a reflection of the lower interest rate prevailing in the market. The difference of the par value and the proceeds of these debentures was recorded as debenture premium on the consolidated balance sheets of the Company to be amortized over the term of the Debentures.

     Costs of issuing the Debentures, including underwriting commissions, amounted to $1,100,000 and are recorded in the accounts as deferred financing costs to be amortized to income over the term of the Debentures. The unamortized balance at September 30, 1997 was $701,000 [1996 - $857,000].

     Repayments are required as follows:

                                                                        $
                                                                     [000's]

     1999                                                           14,227
     2000                                                           14,227
     2001                                                           14,227
     2002                                                           10,669
------------------------------------------------------------------------------
                                                                    53,350
==============================================================================

The fair value of the Debentures is approximately $57,153,000 at September 30, 1997.

[b]  COMINCO SUBORDINATED DEBENTURE

     On October 21, 1996, the outstanding $3 million loan from Cominco Ltd. ["Cominco"] was converted into 545,454 common shares. No proceeds were received by the Company as a result of this conversion.

[c] AMOUNT DUE TO NON-CONTROLLING SHAREHOLDER OF GLOBAL STONE (UK) LTD.

     This loan, which bears interest at 12% per annum, was incurred by Global Stone (UK) Ltd. from its 40% non-controlling shareholder, Electra Investment Trust Plc. The outstanding balance at year end is repayable in equal annual instalments between October 26, 1996 and October 26, 1998. Collateral for this borrowing is a fixed and floating charge on the assets of Global Stone (UK) Ltd.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



[d]  AMOUNT DUE TO VENDOR OF ST. CLAIR LIME COMPANY

     The balance of the purchase price is satisfied by a discount note payable which is stated at its present value of U.S.$ 5,030,000 [Cdn. $6,850,000] using a 5.5% discount rate. The discount note is to be repaid by five annual payments of blended interest and principal of U.S. $1.2 million, the first payment having been paid on December 1, 1996 being reduced by a non-refundable deposit of U.S. $100,000 which was paid in 1995.

7. PENSION PLANS

The Company maintains two separate defined benefit pension plans, one for the unionized employees of Global Stone (Ingersoll) Ltd. ["Ingersoll"] and one for the unionized employees of Global Stone Tenn Luttrell Company ["Tenn Luttrell"], providing retirement, death and termination benefits. The funded status of these plans is as follows:

                                                                          1997               1996
                                                                            $                  $
                                                                         [000's]            [000's]

PLAN FOR UNIONIZED EMPLOYEES OF INGERSOLL
Plan assets at market value                                              6,968              5,050
Projected benefit obligations                                            6,552              5,818
-----------------------------------------------------------------------------------------------------
EXCESS (DEFICIENCY) OF PLAN ASSETS OVER PROJECTED BENEFIT OBLIGATIONS      416               (768)
=====================================================================================================

PLAN FOR UNIONIZED EMPLOYEES OF TENN LUTTRELL
Plan assets at market value                                              1,171                984
Projected benefit obligations                                            1,184                949
-----------------------------------------------------------------------------------------------------
EXCESS (DEFICIENCY) OF PLAN ASSETS OVER PROJECTED BENEFIT OBLIGATIONS      (13)                35
=====================================================================================================

The total pension expense, including pension expense for the above defined benefit plans, contributions to contribution plans, union-sponsored plans and group retirement related savings schemes, for the year amounted to $1,371,000 [1996 - $1,144,000; 1995 - $998,000]. As at September 30, 1997, the excess of the amount expensed over the amount funded was included in the consolidated balance sheets in accounts payable and accrued charges [1997 - $123,000; 1996 - $129,000] and in provision for pension plan [1997 - nil; 1996 - $123,000].

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



8. ACQUISITIONS AND RELATED FINANCING

(a) ACQUISITIONS IN 1996

VEIZEY'S QUARRY LTD.

On February 26, 1996, the Company acquired all of the outstanding shares of SBC (Quarries) Ltd., [subsequently renamed Veizey's Quarry Ltd.], located in the U.K., for a price of (pound)560,000 [Cdn $1.3 million]. The purchase price was settled in cash out of existing resources.

ST. CLAIR LIME COMPANY

On December 21, 1995, the Company purchased the assets of St. Clair Lime, the only lime producer in Oklahoma. The purchase was financed from the second drawdown of the Debentures facility [note 6[a]]. The purchase price was U.S. $15.1 million [approximately Cdn. $20.4 million] satisfied by an initial cash payment of U.S. $10.1 million and a discount note payable with a present value of U.S. $5.0 million [note 6[d]].

JAMES RIVER LIMESTONE COMPANY INC.

On June 28, 1996, the Company acquired the principal assets including inventories of James River Limestone Company Inc. for a purchase price of U.S. $6.8 million [Cdn $9.2 million]. The purchase price was settled in cash out of the proceeds of a share issue [note 9].

MIDDLETOWN QUARRY

On August 29, 1996, the Company purchased, through its wholly owned subsidiary, Global Stone Chemstone Corporation, the principal assets of the Middletown, Virginia operation of Redland Genstar Inc., and entered into a 100-year lease in respect of the mineral reserves for a price of U.S. $9 million [Cdn. $12 million]. The purchase price was settled in cash out of the proceeds of a share issue [note 9].

These acquisitions have been accounted for under the purchase method of accounting. The contract price, which in the aggregate amounted to $43,924,000, including legal, banking and related acquisition costs, were allocated to assets and liabilities on the following basis:

                                                                      $
                                                                   [000's]
NET ASSETS ACQUIRED
Land and mineral reserves                                         17,984
Property, plant and equipment                                     24,629
Inventories                                                        3,003
Accounts receivable                                                  223
Accounts payable and accrued liabilities                          (1,586)
Capital lease obligation                                            (329)
----------------------------------------------------------------------------
                                                                  43,924
============================================================================

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997




CONSIDERATION GIVEN
Contract price for Veizey's Quarry Ltd., St Clair Lime Company,
   James River Limestone Company Inc. and Middletown Quarry            42,894
Acquisition costs                                                       1,030
--------------------------------------------------------------------------------
                                                                       43,924
================================================================================

(b) ACQUISITIONS IN 1995

GLOBAL STONE (UK) LTD.

On November 1, 1994, the Company purchased from Federated Aggregates Plc ("Federated") a 60% interest in a United Kingdom Company which was subsequently renamed Global Stone (UK), for (pound)520,000 (Cdn. $1,097,000), payment being made by the issue of 206,321 common shares of the Company from treasury (note
9). At that time, Federated was a shareholder of the Company managed by certain directors and officers of the Company. The purchase price was determined by independent valuations. Global Stone (UK) Ltd.'s assets comprised a limestone dimension stone quarry in Tetbury, Gloucestershire, which has subsequently been sold in 1996, and a 40% interest in a development property at Somerley, Hampshire which owns extraction rights to 4 million tonnes of sand and gravel.

DETROIT LIME COMPANY ("DETROIT LIME")

On January 1, 1995, the Company paid a deposit of U.S. $5,000,000 (Cdn. $7,079,000) from existing cash resources and an increased bank line of credit to acquire (i) inventories and other working capital and (ii) a ten-year lease of substantially all the capital assets of Detroit Lime. The lease is being accounted for as a capital lease. The deposit and the net present value of the minimum payments under this lease, aggregating to Cdn. $12,741,000, have been capitalized and allocated to the assets acquired. Detroit Lime produces lime products from its plant in Detroit, using limestone purchased from independent Michigan quarries.

PENROC INC. & DELTA CARBONATE INC.

On June 28, 1995, the Company acquired the assets of PenRoc Inc. and Delta Carbonate Inc. (now Global Stone PenRoc), situated in York, Pennsylvania, for the sum of U.S. $7,400,000 (Cdn. $10,167,000). The purchase price was paid from existing cash balances. The assets comprise three high purity limestone quarries, construction aggregates processing, ground calcium carbonate and high brightness white filler plants, together with inventories.

These acquisitions have been accounted for under the purchase method of accounting. The contract price, which in the aggregate amounted to $25,089,000, including legal and related acquisition costs, were allocated to assets and liabilities on the following basis:

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997




                                                                                               $
                                                                                            [000's]
NET ASSETS ACQUIRED
Land and mineral reserves                                                                   5,369
Property, plant and equipment                                                              18,385
Extraction rights                                                                             725
Inventories                                                                                 6,980
Working capital (including cash of $59,000 and bank indebtedness of $171,000)                 (74)
Long-term debt                                                                               (320)
Capital lease obligation (net of $7,079,000 deposit)                                       (5,662)
Non-controlling interest in Global Stone (UK) Ltd.                                           (314)
-----------------------------------------------------------------------------------------------------
                                                                                           25,089
=====================================================================================================

CONSIDERATION GIVEN
Contract price for Global Stone (UK) Ltd., Detroit Lime Company and PenRoc
  Inc. and Delta Carbonate Inc.                                                            24,005
Acquisition costs                                                                           1,084
-----------------------------------------------------------------------------------------------------
                                                                                           25,089
=====================================================================================================

9. SHARE CAPITAL

Share capital consists of the following:

                                                                            #                  $
                                                                                            [000's]
AUTHORIZED
Preferred shares with a par value of $1 each                         unlimited
Common shares without par value                                      unlimited

ISSUED

COMMON SHARES, SEPTEMBER 30, 1994                                   19,387,600             58,901
Share options exercised                                                200,000                600
Share warrants exercised                                             4,589,650             13,861
Issued for acquisition                                                 206,321              1,097
-----------------------------------------------------------------------------------------------------
COMMON SHARES, SEPTEMBER 30, 1995                                   24,383,571             74,459
-----------------------------------------------------------------------------------------------------
Share options exercised                                                 50,000                150
Issued for cash under public offering                                2,500,000             13,375
Issued to Cominco for cash                                           2,200,000             11,770
-----------------------------------------------------------------------------------------------------
COMMON SHARES, SEPTEMBER 30, 1996                                   29,133,571             99,754
-----------------------------------------------------------------------------------------------------
Issued in redemption of the Cominco debenture                          545,454              3,000
-----------------------------------------------------------------------------------------------------
COMMON SHARES, SEPTEMBER 30, 1997                                   29,679,025            102,754
=====================================================================================================

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997




SHARE ISSUE COSTS, SEPTEMBER 30, 1994                                 4,357
Incurred during fiscal 1995                                              16
-------------------------------------------------------------------------------
SHARE ISSUE COSTS, SEPTEMBER 30, 1995                                 4,373
Incurred during fiscal 1996                                             783
-------------------------------------------------------------------------------
SHARE ISSUE COSTS, SEPTEMBER 30, 1996                                 5,156
Incurred during fiscal 1997                                               1
-------------------------------------------------------------------------------
SHARE ISSUE COSTS, SEPTEMBER 30, 1997                                 5,157
-------------------------------------------------------------------------------
SHARE CAPITAL, NET OF SHARE ISSUE COSTS                              97,597
===============================================================================

The Company has share options outstanding at September 30, 1997 which are exercisable as follows:

                  SHARE OPTIONS             PRICE                    EXPIRY DATE
                        #                     $

                      385,000               3.00                January 31, 2002
                       30,000               3.28                   July 30, 2003
                      650,000               5.07                   April 9, 2004
                       30,000               4.00                   July 28, 2004
                       30,000               4.80               December 12, 2004
                      100,000               4.35                     May 1, 2005
                       80,000               4.65                  August 2, 2005
                      120,000               4.25                October 30, 2005
                      116,000               4.50                January 25, 2006
                      658,000               4.85               November 18, 2006
                 ---------------------------------------------------------------
                    2,199,000
                 ===============================================================

SHAREHOLDING OF COMINCO LTD.

At September 30, 1997, Cominco owned 4,619,094 shares which represented 15.6% of the outstanding share capital of the Company.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



10. INCOME AND OTHER TAXES

Income and other taxes vary from the amount that would be computed by applying the combined federal and provincial income tax rate of approximately 44.5% [1996
- 44.3%; 1995 - 44.5%] for the following reasons:

                                                                 1997          1996          1995
                                                                  $              $             $
                                                               [000's]        [000's]     [000's]

Income taxes based on income before income taxes                1,961         4,393         3,300
Increase (decrease) in income taxes resulting from
   Manufacturing and processing profits deduction                  --            --            (8)
   Lower income tax rates on earnings of U.S. subsidiaries     (3,032)       (3,013)       (1,505)
   Capital taxes                                                  159           326           104
   Losses not tax effected                                      1,013           909            --
   Other                                                          612           191           (84)
-----------------------------------------------------------------------------------------------------
PROVISION FOR INCOME TAXES                                        713         2,806         1,807
=====================================================================================================

Current income tax expense for the year is $1,020,000 [1996 - $3,269,000; 1995 - $1,479,000] and deferred income tax recovery is $307,000 [1996 - deferred income tax recovery of $463,000; 1995 deferred income tax expense of $328,000].

The Company has share issue costs of approximately $784,000 which are available to reduce taxable income and taxes payable in future years. These costs are deductible on a straight-line basis over five years beginning in the year in which they occur. Any tax recoveries will be credited to share issue costs in share capital in the period in which they are realized.

11. EARNINGS PER SHARE

Basic earnings per share are calculated on the basis of the weighted average number of shares outstanding during the year which amounted to 29,632,826 [1996
- 25,583,571; 1995 - 21,370,842].

Fully diluted earnings per share show the effect on earnings per share which would result if all the outstanding share options were exercised and converted into common shares and the convertible Cominco debenture was converted into common shares, at the beginning of the fiscal year or the date of issuance if later.

12. RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in these consolidated financial statements include legal services received from a law practice with which a director of the Company is a partner [1997 - $13,516; 1996 - $116,571; 1995 - $226,000].

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



13. UNUSUAL ITEMS

Unusual items of $3,782,000 represent certain costs associated with the flood in July 1997 and for restructuring of the mining operation at Tenn Luttrell. The restructuring costs relate to the write-off of certain development costs due to a change in mining method from open-pit to underground that had been previously capitalized. Restructuring costs also include related severance costs.

14. SEGMENTED INFORMATION

The Company operates in one dominant industry segment, the manufacture and distribution of lime and related products for a wide variety of end uses, and primarily in one geographic segment, North America.

15. COMMITMENTS

The Company is committed to spending approximately $5 million on capital expenditures, relating to a number of ongoing projects at several of its locations.

16. CONTINGENCY

The Company has been named in a lawsuit for alleged damages arising from blasting and dust nuisance operations at one of its locations. The Company believes that this claim is without merit and is vigorously defending its case.

17. SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ["GAAP"]

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in some respects from those in the United States. The following note presents amounts that would have been reported had the Company's consolidated financial statements been prepared in accordance with United States generally accepted accounting principles.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



[a] Reconciliation of operating income and net income between Canadian and United States GAAP:

                                                              1997              1996             1995
                                                                $                 $                $
-----------------------------------------------------------------------------------------------------------
                                                             [000's]           [000's]          [000's]

     Operating income, as reported under Canadian GAAP      14,664            15,463           11,426
     Unusual item [g]                                       (3,782)                -                -
-----------------------------------------------------------------------------------------------------------
     Operating income, as reported under U.S. GAAP          10,882            15,463           11,426
-----------------------------------------------------------------------------------------------------------

     Net income, as reported under Canadian GAAP             3,687             7,553            5,781
     Post-retirement benefit adjustment to set up
       liability (net of deferred tax) [e]                    (202)             (196)            (177)
     Adjustment to pension expense to comply with
       U.S. GAAP (net of deferred tax) [f]                     (46)              (86)            (103)
-----------------------------------------------------------------------------------------------------------
     NET INCOME IN ACCORDANCE WITH U.S.  GAAP                3,439             7,271            5,501
===========================================================================================================

     NET INCOME PER COMMON SHARE [i]                         $0.12             $0.28            $0.26
     DILUTED INCOME PER SHARE [i]                            $0.12             $0.28            $0.25
===========================================================================================================

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



[b]  Deferred Taxation:

     Statement of Financial Accounting Standards ["SFAS"] No. 109 "Accounting for Income Taxes" requires the use of the liability method of accounting for income taxes. At September 30, 1997 and 1996, the Corporation's deferred tax assets and liabilities under the requirements of SFAS No. 109 were as follows:

                                                          1997                          1996
                                                            $                             $
                                                         [000's]                       [000's]
                                                    -------------------            -----------------

     ASSETS:

     Tax benefit of loss carry forwards                     8,767                           5,030
     Accumulated pension and post-retirement
     benefit obligation                                     2,207                           2,004
     Alternative minimum tax                                2,768                           2,062
     Other                                                    532                             255
-----------------------------------------------------------------------------------------------------
                                                           14,274                           9,351
     Valuation allowance                                   (2,672)                         (1,742)
-----------------------------------------------------------------------------------------------------
                                                           11,602                           7,609
-----------------------------------------------------------------------------------------------------

     LIABILITIES:

-----------------------------------------------------------------------------------------------------
     Capital Assets                                        16,043                          12,560
-----------------------------------------------------------------------------------------------------
     NET DEFERRED TAXES                                    (4,441)                         (4,951)
=====================================================================================================

     At October 1, 1996, the valuation allowance was $1.742 million. During the year, the valuation allowance increased by $0.93 million, primarily as a result of the increase in net operating loss carry forwards not recognized as deferred tax assets.

 [c] As a result of differences between Canadian/U.S. GAAP, selected consolidated balance sheet amounts under U.S. GAAP would be as follows:

                                                                         1997              1996
                                                                           $                 $
         [000's]                                                        [000's]
-----------------------------------------------------------------------------------------------------

     [i] PENSION PLAN LIABILITY
         Balance under Canadian GAAP                                      123               252
         Adjustment to pension liability [f]                              606               524
-----------------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                          729               776
=====================================================================================================

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



    [ii] ACCRUED POST-RETIREMENT BENEFIT OBLIGATION
         Balance under Canadian GAAP                                        0                 0
         Adjustment to set up post-retirement benefit liability [e]     4,214             3,872
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                        4,214             3,872
         ============================================================================================


   [iii] SHAREHOLDERS' EQUITY
         Balance under Canadian GAAP                                  120,749           112,209
         Post-retirement benefit adjustment to set-up
           liability (net of deferred tax) [e]                         (1,033)             (831)
         Adjustment to pension expense to comply with
           U.S.GAAP (net of deferred tax) [f]                            (337)             (292)
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                      119,379           111,086
         ============================================================================================


    [iv] DEFERRED INCOME TAX
         Balance under Canadian GAAP                                    6,648             6,955
         Effect of U.S. GAAP adjustments on deferred
           tax balance                                                 (2,207)           (2,004)
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                        4,441             4,951
         ============================================================================================

    [v]  CAPITAL ASSETS
         Balance under Canadian GAAP                                  176,330           163,807
         Additional amounts assigned to capital assets as
         a result of acquisitions [e]                                   1,243             1,269
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                      177,573           165,076
         ============================================================================================


[d] U.S. GAAP requires disclosure, on a cash basis, of interest paid (net of amounts capitalized) and income taxes paid. During 1997, $6,692,000 of interest was paid in cash [1996 - $5,933,000; 1995 - $4,292,000]. The amount of income taxes paid (refunded) in cash during 1997 was $1,243,000 [1996 - ($239,000); 1995 - $2,115,000].

[e] Under U.S. GAAP, post-retirement benefits are charged against income on an accrual basis. In addition, on the acquisition of an operation, the obligation for post-retirement benefits is recognized as part of the purchase equation. Under Canadian GAAP, the cost of these benefits is expensed when paid.

[f] Pension expense calculated under U.S. GAAP differs from that calculated under Canadian GAAP primarily as a result of differences in interest rates, discount rates and treatment of experience gains and losses.

[g] Under U.S. GAAP, an unusual item is classified separately as an operating expense. Under Canadian GAAP, it is classified as a non-operating expense.

GLOBAL STONE CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED)


September 30, 1997



[h] Under U.S. GAAP, all non-cash investing and financing transactions are to be excluded from the statement of changes in financial position and the change in bank indebtedness is treated as a financing activity. The exclusion of non-cash transactions and the inclusion of changes in bank indebtedness changes the balance for cash provided by financing activities for the year ended September 30, 1997 under U.S. GAAP to $0.5 million [1996
     - $46.5 million; 1995 - $27.5 million]. Cash used in investing activities for the year ended September 30, 1997 under U.S. GAAP would be $23.8 million [1996 - $55.0 million; 1995 - $39.8 million]. Non-cash transactions that have been eliminated from these activities include the issue of shares on the conversion of long term debt; additions to capital assets arising from capital lease transactions; the financing of the St. Clair Lime Co. purchase by debt; and the issuance of shares to acquire Global Stone (UK) Ltd.

[i] In 1998, the Company retroactively adopted the requirements under SFAS No. 128 concerning the calculation of earnings per share, which is effective for fiscal periods ending after December 15, 1997.

[j] Under U.S. GAAP, the Company accounts for its share option plan under the principles of Accounting Principles Board Opinion No. 25 and related interpretations, which in the Company's circumstances results in no compensation expense being recorded.


18.   SUBSEQUENT EVENT

     On May 15, 1998, Oglebay Norton Acquisition Limited, a subsidiary of Oglebay Norton Company, a Cleveland, Ohio-based company, announced that it had taken up approximately 98.6% of the outstanding common shares of Global Stone Corporation that were deposited in acceptance of its offer dated April 24, 1998. Oglebay Norton Acquisition Limited has also sent to non-depositing shareholders the required notice pursuant to the compulsory acquisition provisions of the Canada Business Corporations Act to acquire the remaining outstanding common shares of Global Stone Corporation at the $7.80 per share offer price.

GLOBAL STONE CORPORATION

CONSOLIDATED INTERIM BALANCE SHEETS - UNAUDITED

CDN $'000
AS AT  MARCH 31                                                                 1998           1997

ASSETS
CURRENT
Cash and temporary investments                                                 7,214          4,933
Accounts receivable                                                           26,652         26,591
Inventories                                                                   19,507         16,383
Prepaid expenses                                                               1,989          2,597
----------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                          55,362         50,504
----------------------------------------------------------------------------------------------------

Capital assets                                                               187,041        171,372
Deferred financing costs                                                         623            779
----------------------------------------------------------------------------------------------------
TOTAL CAPITAL ASSETS                                                         187,664        172,151
----------------------------------------------------------------------------------------------------
                                                                             243,026        222,655
====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank indebtedness                                                             15,349         10,895
Accounts payable and accrued charges                                          21,178         15,417
Income taxes payable                                                             154           (647)
Current portion of capital lease obligation                                    1,696            608
Current portion of long term debt                                             15,750          1,523
----------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                     54,127         27,796
----------------------------------------------------------------------------------------------------
LONG TERM
Long term debt                                                                42,240         58,057
Capital lease obligation                                                       9,662          8,558
Deferred income tax                                                            6,675          7,008
Provision for pension plan                                                         -             64
Debenture premium                                                                854          1,218
----------------------------------------------------------------------------------------------------
TOTAL LONG TERM LIABILITIES                                                   59,431         74,905
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                            113,558        102,701
----------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Share capital                                                                 97,597         97,597
Retained earnings                                                             26,340         20,909
Cumulative translation adjustment                                              5,531          1,448
----------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                   129,468        119,954
----------------------------------------------------------------------------------------------------
                                                                             243,026        222,655
====================================================================================================

GLOBAL STONE CORPORATION

CONSOLIDATED INTERIM STATEMENTS OF INCOME AND RETAINED EARNINGS - UNAUDITED

CDN $'000
SIX MONTHS ENDED MARCH 31                                       1998           1997

SALES OF LIME & LIMESTONE
Gross revenue                                                  94,946         85,983
Freight charges                                                15,650         14,782
-------------------------------------------------------------------------------------
NET REVENUE                                                    79,296         71,201
-------------------------------------------------------------------------------------

OPERATING EXPENSES
Cost of lime and limestone sales                               62,700         57,981
Selling and administration                                      7,317          7,682
Gain on sale of capital assets, net                               (44)          (326)
-------------------------------------------------------------------------------------
                                                               69,973         65,337
-------------------------------------------------------------------------------------

OPERATING INCOME                                                9,323          5,864
-------------------------------------------------------------------------------------

Interest expense, net                                          (3,752)        (2,880)
-------------------------------------------------------------------------------------

Income before income taxes and non controlling interest         5,571          2,984
Provision for income taxes                                      1,232            456
-------------------------------------------------------------------------------------
                                                                4,339          2,528
Non-controlling interest                                            -             67
-------------------------------------------------------------------------------------
NET INCOME FOR THE PERIOD                                       4,339          2,595
Retained earnings, beginning of period                         22,001         18,314
-------------------------------------------------------------------------------------
Retained earnings, end of period                               26,340         20,909
=====================================================================================

Earnings per share                                              $0.15          $0.09
Fully diluted earnings per share                                $0.14          $0.09
-------------------------------------------------------------------------------------

GLOBAL STONE CORPORATION

CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN FINANCIAL POSITION - UNAUDITED

CDN $'000
SIX MONTHS ENDED MARCH 31                                       1998           1997

OPERATING ACTIVITIES
Net income for the period                                       4,339          2,595
Add (deduct) items not involving cash
    Depreciation and depletion                                  7,344          6,875
    Amortization of deferred financing costs                       78             78
    Amortization of debenture premium                            (181)          (194)
    Gain on sale of capital assets, net                           (44)          (326)
    Deferred income taxes                                        (147)             -
    Non-controlling interest                                        -            (67)
Net change in non-cash working capital balances
 related to operations                                         (2,003)        (8,162)

-------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                           9,386            799
-------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Issue of share capital and warrants                                 -          3,000
Conversion of long-term debt to share capital                       -         (3,000)
Share offering costs                                                -             (1)
Repayment of long-term debt                                    (1,369)        (1,277)
Increase in capital lease obligations                           1,437          1,193
Repayment of capital lease obligations                           (765)          (181)
-------------------------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                                (697)          (266)
-------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital asset purchases                                       (14,131)       (11,614)
Cumulative translation adjustment                                 422           (413)
-------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                             (13,709)       (12,027)
-------------------------------------------------------------------------------------
DECREASE IN CASH DURING PERIOD                                 (5,020)       (11,494)
Cash position, beginning of period                             (3,115)         5,532
-------------------------------------------------------------------------------------
CASH POSITION, END OF PERIOD                                   (8,135)        (5,962)
=====================================================================================

               NOTES TO UNAUDITED CONSOLIDATED INTERIM STATEMENTS

These unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in some respects from those in the United States. The following note presents amounts that would have been reported had the Company's unaudited consolidated interim financial statements been prepared in accordance with United States generally accepted accounting principles. Management believes that all adjustments considered necessary for a fair presentation of the results of operations for such periods have been made.

[a] Reconciliation of net income between Canadian and United States GAAP (in 000's):

                                                                 SIX MONTHS ENDED    SIX MONTHS ENDED
                                                                  MARCH 31, 1998      MARCH 31, 1997
-----------------------------------------------------------------------------------------------------

     Net income under Canadian GAAP                                   $4,339               $2,595
     Post-retirement benefit adjustment to set-up
       liability (net of deferred tax) [c]                              (106)                 (96)
     Adjustment to pension expense to comply with
       U.S. GAAP (net of deferred tax) [d]                               (23)                 (22)
-----------------------------------------------------------------------------------------------------
     NET INCOME IN ACCORDANCE WITH U.S.   GAAP                        $4,210               $2,477
=====================================================================================================

     FULLY DILUTED NET INCOME PER COMMON SHARE [f]                     $0.14                $0.08
     DILUTED INCOME PER SHARE [f]                                      $0.14                $0.08
=====================================================================================================

[b] As a result of differences between Canadian/U.S. GAAP, selected consolidated balance sheet amounts under U.S. GAAP would be as follows:

                                                                   MARCH 31, 1998      MARCH 31, 1997
         --------------------------------------------------------------------------------------------

     [i] PENSION PLAN LIABILITY
         Balance under Canadian GAAP                                  $      0           $    188
         Adjustment to pension liability [d]                               649                565
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                      $    649           $    753
         ============================================================================================

    [ii] ACCRUED POST-RETIREMENT BENEFIT OBLIGATION
         Balance under Canadian GAAP                                  $      0           $      0
         Adjustment to set up post-retirement benefit liability [c]      4,391              4,037
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                      $  4,391           $  4,037
         ============================================================================================

   [iii] SHAREHOLDERS' EQUITY
         Balance under Canadian GAAP                                  $129,468           $119,954
         Post-retirement benefit adjustment to set-up
           liability (net of deferred tax) [c]                          (1,138)              (927)
         Adjustment to pension expense (net of deferred tax) [d]          (361)              (314)
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                      $127,969           $118,713
         ============================================================================================

    [iv] DEFERRED INCOME TAXES
         Balance under Canadian GAAP                                  $  6,675           $  7,008
         Effect of U.S. GAAP adjustments on deferred
           income tax balance                                           (2,310)            (2,104)
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                      $  4,365           $  4,904
         ============================================================================================

                   NOTES TO UNAUDITED CONSOLIDATED INTERIM STATEMENTS


     [v] CAPITAL ASSETS
         Balance under Canadian GAAP                                   $187,041          $171,372
         Additional amount assigned to capital assets
         as a result of acquisition [c]                                   1,231             1,257
         --------------------------------------------------------------------------------------------
         BALANCE UNDER U.S. GAAP                                       $188,272          $172,629
         ============================================================================================


[c] Under U.S. GAAP, the post-retirement benefits are charged against income on an accrual basis. In addition, on the acquisition of an operation, the obligation for post-retirement benefits is recognized as part of the purchase equation. Under Canadian GAAP, the cost of these benefits is expensed when paid.

[d] Pension expense calculated under U.S. GAAP differs from that calculated under Canadian GAAP primarily as a result of differences in interest rates, discount rates and treatment of experience gains and losses.

[e] Under U.S. GAAP, all non-cash investing and financing transactions are to be excluded from the statement of changes in financial position and the change in bank indebtedness is treated as a financing activity. The exclusion of non-cash transactions and the inclusion of changes in bank indebtedness changes the balance for cash provided by financing activities for the six months ended March 31, 1998 under U.S. GAAP to $2.3 million [March 1997 - $7.6 million]. Cash used in investing activities for the six month ended March 31, 1998 under U.S. GAAP would be $12.3 million [1997 - $10.8 million]. Non-cash transactions that have been eliminated from these activities include the issue of shares on the conversion of long term debt; and additions to capital assets arising from capital lease transactions.

[f] In 1998, the Company retroactively adopted the requirements under SFAS No. 128 concerning the calculation of earnings per share, which is effective for fiscal periods ending after December 15, 1997.

[g] Under U.S. GAAP, the Company accounts for its share option plan under the principles of Accounting Principles Board Opinion No. 25 and related interpretations, which in the Company's circumstances results in no compensation expense being recorded.

                    Item 7(b) Pro Forma Financial Information


                             OGLEBAY NORTON COMPANY


               INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


                                                                                        Page No.

Unaudited Pro Forma Combined Statement of Operations for the
   year ended December 31, 1997.............................................................P-2

Unaudited Pro Forma Combined Statement of Operations for the
   three months ended March 31, 1998........................................................P-3

Notes to Unaudited Pro Forma Combined Statements
   of Operations............................................................................P-4

Unaudited Pro Forma Combined Balance Sheet as of
   March 31, 1998...........................................................................P-7

Notes to Unaudited Pro Forma Combined Balance Sheet as of
   March 31, 1998...........................................................................P-8

                             OGLEBAY NORTON COMPANY
            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                             HISTORICAL                                PRO FORMA
                                                    ------------------------------  ------------------------------------------------
                                                    OGLEBAY NORTON  GLOBAL STONE                      OTHER RECENT
                                                        COMPANY    CORPORATION (a)  ADJUSTMENTS (b)  TRANSACTIONS (c)   COMBINED
                                                    -------------- ---------------  ---------------  ----------------  -----------

NET SALES AND OPERATING REVENUES                       $145,185      $ 110,395                           $ 27,084       $ 282,664

COSTS AND EXPENSES
 Costs of goods sold and operating expenses              98,421         78,576           $ 306  (d)        16,881         194,184
 Depreciation, amortization and depletion                 8,947         10,090           2,599  (e)         3,106          24,742
 General, administrative and selling  expenses           13,352         11,312            (560) (f)         2,978          27,082
 Gain on sale of assets                                                   (263)            263  (g)
 Unusual items                                                                           2,759  (g)                         2,759
                                                     -----------    -----------     -----------      -------------    -----------
                                                        120,720         99,715           5,367             22,965         248,767
                                                     -----------    -----------     -----------      -------------    -----------

INCOME FROM OPERATIONS                                   24,465         10,680          (5,367)             4,119          33,897

 Unusual items                                                          (2,759)          2,759  (g)
 Gain on sale of assets                                   5,548                            263  (g)                         5,811
 Interest, dividends and other income                     2,693            146                                 62           2,901
 Interest expense                                        (2,834)        (4,892)        (18,042) (h)        (2,051)        (27,819)
 Other expense                                           (4,296)                                                           (4,296)
                                                     -----------    -----------     -----------     -------------     -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES AND MINORITY INTEREST                       25,576          3,175         (20,387)             2,130          10,494

 Income taxes                                             7,220            524          (7,168) (i)           816           1,392
 Minority interest                                                          (7)                                                (7)
                                                     -----------    -----------     -----------      -------------    ------------

INCOME FROM CONTINUING OPERATIONS                        18,356          2,658         (13,219)             1,314           9,109

DISCONTINUED OPERATIONS:                                                                                                        -
 Loss from operations                                      (841)                                                             (841)
 Loss from disposal                                      (1,263)                                                           (1,263)
                                                     -----------    -----------     -----------      -------------    ------------
 Loss from discontinued operations                       (2,104)                                                           (2,104)

                                                     -----------    -----------     -----------      -------------    ------------
NET INCOME                                             $ 16,252        $ 2,658       $ (13,219)           $ 1,314         $ 7,005
                                                     ===========    ===========     ===========      =============    ============

PER SHARE AMOUNTS:
Income (loss) per common share - basic:
 Continuing operations                                 $   3.84                                                            $ 1.90
 Discontinued operations                                  (0.44)                                                            (0.44)
                                                     -----------                                                      ------------

NET INCOME PER SHARE                                   $   3.40                                                            $ 1.46
                                                     ===========                                                      ============

Income (loss) per common share - assuming dilution:
 Continuing operations                                 $   3.81                                                            $ 1.89
 Discontinued operations                                  (0.44)                                                            (0.44)
                                                     -----------                                                      ------------

NET INCOME PER SHARE - ASSUMING DILUTION               $   3.37                                                            $ 1.45
                                                     ===========                                                      ============

'

                             OGLEBAY NORTON COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               HISTORICAL                            PRO FORMA
                                                      -------------------------------- -------------------------------------------
                                                      OGLEBAY NORTON  GLOBAL STONE                      OTHER RECENT
                                                          COMPANY      CORPORATION (a)  ADJUSTMENTS (b) TRANSACTIONS (c)  COMBINED
                                                      --------------  ---------------- ---------------- ---------------- ----------

NET SALES AND OPERATING REVENUES                          $14,308      $ 29,038                           $   1,110       $ 44,456

COSTS AND EXPENSES
   Costs of goods sold and operating expenses               9,099        20,444        $     78  (d)            729         30,350
   Depreciation, amortization and depletion                   961         2,660             650  (e)            134          4,405
   General, administrative and selling  expenses            3,795         2,600            (140) (f)            592          6,847
                                                       -----------   -----------      ----------          ----------     ----------
                                                           13,855        25,704             588               1,455         41,602
                                                       -----------   -----------      ----------          ----------     ----------

INCOME FROM OPERATIONS                                        453         3,334            (588)               (345)         2,854


   Gain on sale of assets                                      16            20                                                 36
   Interest, dividends and other income                       478            31                                  24            533
   Interest expense                                          (781)       (1,383)         (4,622) (h)           (513)        (7,299)
   Other expense                                             (486)                                                            (486)
                                                       -----------   -----------      ----------          ----------     ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                       (320)        2,002          (5,210)               (834)        (4,362)

   Income taxes                                              (100)          385          (1,831) (i)           (300)        (1,846)
                                                       -----------   -----------      ----------          ----------     ----------

NET INCOME (LOSS)                                       $    (220)   $    1,617        $ (3,379)          $    (534)      $ (2,516)
                                                       ===========   ===========      ==========          ==========     ==========

PER SHARE AMOUNTS:

   NET INCOME (LOSS) PER SHARE - BASIC                  $   (0.05)                                                        $  (0.53)
                                                       ===========                                                       ==========

   NET INCOME (LOSS) PER SHARE - ASSUMING DILUTION      $   (0.05)                                                        $  (0.52)
                                                       ===========                                                       ==========

                             OGLEBAY NORTON COMPANY
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and three months ended March 31, 1998 were prepared as if Oglebay Norton Company ("Company" or "Oglebay Norton") had acquired Global Stone Corporation ("Global Stone") at January 1, 1997. The unaudited pro forma combined statement of operations for the year ended December 31, 1997 should be read in conjunction with the audited financial statements and related notes thereto of Oglebay Norton included in its Annual Report on (Form 10-K) for the year ended December 31, 1997 and the audited financial statements and related notes thereto of Global Stone for the fiscal year ended September 30, 1997, included herewith. The unaudited pro forma combined statement of operations for the three months ended March 31, 1998 should be read in conjunction with the unaudited financial statements and related notes thereto of Oglebay Norton included in its Quarterly Report on (Form 10-Q) for the three months ended March 31, 1998 and the unaudited financial statements and related notes thereto of Global Stone for the six months ended March 31, 1998, included herein. The unaudited pro forma combined statements of operations are not necessarily indicative of operating results that would have been achieved had the acquisition been consummated at the beginning of the periods presented and should not be construed as being representative of future operations.

(a) The statements of income of Global Stone were converted to U.S. dollars from Canadian dollars using the monthly average exchange rate in effect the month the transaction occurred, which resulted in annual average exchange rates approximating: US$1.00 to Cdn$1.37 for the twelve month period ended September 30, 1997; and US$1.00 to Cdn$1.43 for the three month period ended March 31, 1998. Global Stone's historical financial statements were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP").

(b) The unaudited pro forma combined statements of operations contain pro forma adjustments to conform Global Stone's historical statements of income to U.S. generally accepted accounting principles ("U.S. GAAP").

(c) Other recent transactions include the acquisitions of the Colorado Silica industrial sand operations and Port Inland limestone operations by Oglebay in March and April 1998, respectively. Other recent transactions also include the May 1998 asset sale of Oglebay's Engineered Materials metallurgical treatment operations. The Engineered Materials business segment was classified as a discontinued operation at December 31, 1997. The sale of the Engineered Materials assets did not result in any gain or additional loss upon disposal. These transactions did not meet the definition of a significant subsidiary under Rule 1-02(w) of Regulation S-X requiring separate financial statement presentation.

                             OGLEBAY NORTON COMPANY
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)


(d) Under Canadian GAAP, the cost of postretirement benefits is expensed when paid. Under U.S. GAAP, these benefits are charged against income on an accrual basis. Pension expense calculated under U.S. GAAP differs from that calculated under Canadian GAAP primarily as a result of differences in interest rates, discount rates and treatment of experience gains and losses. The pro forma adjustments reflect accrued postretirement benefits, the adjustments to pension expense and the related tax effects necessary to conform Global Stone's historical statements of income to U.S. GAAP.

(e) Pro forma depletion expense for Global Stone was computed based on total estimated proven and probable mineral reserves, tons of mineral reserves mined in fiscal 1997 and the pro forma write-up ($86,141) to estimated fair value of Global Stone's mineral reserves. Pro forma goodwill amortization was computed based on the purchase price in excess of fair market value ($33,595) amortized over a 40-year period. The pro forma adjustments to depletion and amortization expense are as follows:

                                                                                   Three
                                                             Year Ended         Months Ended
                                                          December 31, 1997     March 31, 1998
                                                          -----------------     --------------

         Pro forma depletion expense adjustment               $1,759                $440
         Pro forma amortization expense adjustment               840                 210
                                                              ------                ----
                                                              $2,599                $650
                                                              ======                ====

(f) Pro forma reduction of general and administrative expense is a result of the combination of Oglebay and Global Stone. Estimated expense savings, which primarily represent Global Stone public company costs, are as follows:


                                                                                   Three
                                                             Year Ended         Months Ended
                                                          December 31, 1997     March 31, 1998
                                                          -----------------     --------------

         Insurance costs                                      $175                  $ 44
         Shareholder relations, annual report
              and public relations costs                       125                    31
         Board of Directors fees and expenses                  110                    27
         Audit and legal fees                                   90                    23
         Other miscellaneous costs                              60                    15
                                                              ----                  ----
                                                              $560                  $140
                                                              ====                  ====

                             OGLEBAY NORTON COMPANY
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)


(g) Under U.S. GAAP, the unusual items would have been classified separately as a component of income from operations instead of as a non-operating expense under Canadian GAAP. Under U.S. GAAP gains on the sale of assets would have been classified separately as a component of non-operating income instead of as a component of income from operations under Canadian GAAP.

(h) Pro Forma Combined interest expense reflects $174,515 borrowed under the Senior Credit Facility, with an assumed average borrowing rate approximating 8%, and $100,000 borrowed under the Senior Subordinated Facility, with an assumed average borrowing rate approximating 10%, outstanding as of January 1, 1997. The borrowed funds were used to purchase all of the outstanding common shares of Global Stone for $172,480. The funds were also used to refinance Global Stone's short-term bank debt of $10,835 and Senior Secured 10.625% Debentures of $37,661 (of which $10,043 was current) and pay a debenture call premium of $3,289 due to a change-in-control provision in the Debenture. The borrowed funds were further used to refinance Oglebay's variable rate term loan of $19,250 (of which $5,500 was current) and revolving credit debt of $25,000 for other recent transactions and pay finance costs of $6,000.

(i) Income tax expense on pro forma adjustments related to Oglebay and Global Stone was computed using effective tax rates approximating 35% and 44%, respectively.

                             OGLEBAY NORTON COMPANY
                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                                      HISTORICAL                           PRO FORMA
                                                             ---------------------------  ------------------------------------------
                                                           OGLEBAY NORTON   GLOBAL STONE                  OTHER RECENT
                                                                COMPANY     CORPORATION(a) ADJUSTMENTS(b) TRANSACTIONS(c) COMBINED
                                                           --------------   ------------  -------------   ------------   ----------
ASSETS

  Cash and cash equivalents                                   $   20,864     $    5,092                    $   (5,878)   $   20,078
  Accounts receivable                                              9,703         18,814                           325        28,842
  Deferred income taxes                                            3,050                                                      3,050
  Inventories                                                      5,822         13,770                         1,788        21,380
  Prepaid expenses and other assets                                6,113          1,404                         6,887        14,404
  Discontinued operations                                         13,738                                      (13,738)
                                                             ------------   ------------                   -----------  ------------
Total Current Assets                                              59,290         39,080                       (10,616)       87,754

  Properties, equipment and mineral reserves                     311,763        167,271    $   86,141 (d)      30,254       595,429
  Less accumulated depreciation, amortization and depletion      156,327         35,236                                     191,563
                                                             ------------   ------------  ------------     -----------  ------------
                                                                 155,436        132,035        86,141          30,254       403,866

Debt Finance Costs                                                                  441          (441)(e)
                                                                                                6,000 (e)                     6,000

Goodwill                                                                                       33,595 (d)       4,225        37,820

Prepaid Pension Costs and Other Assets                            41,623                                        2,067        43,690
                                                             ------------   ------------  ------------     -----------  ------------

TOTAL ASSETS                                                  $  256,349     $  171,556    $  125,595      $   25,930    $  579,130
                                                             ============   ============  ============     ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

  Short-term debt                                                            $   10,835    $  (10,835)(f)
  Current portion of capital lease obligations                                    1,197                                  $    1,197
  Current portion of long-term debt                           $    8,728         11,118       (15,543)(f)                     4,303
  Accounts payable                                                 4,850          8,793                                      13,643
  Payrolls and other accrued compensation                          3,067          1,476                                       4,543
  Accrued expenses                                                12,488          4,681                    $      930        18,099
  Income taxes                                                     1,768            109                                       1,877
                                                             ------------   ------------  ------------     -----------  ------------
Total Current Liabilities                                         30,901         38,209       (26,378)            930        43,662

Capital Lease Obligations, less current portion                                   6,821                                       6,821

Long-Term Debt, less current portion                              36,700         29,818       (41,368)(f)
                                                                                              249,515 (f)      25,000       299,665

Other Long-Term Liabilities                                       25,881            603          (603)(e)                    25,881

Postretirement Benefits Obligation                                24,314                        3,557 (g)                    27,871

Deferred Income Taxes                                             21,172          4,712        33,595 (d)
                                                                                               (1,630)(g)                    57,849

STOCKHOLDERS' EQUITY
  Common stock                                                     7,253         68,895       (68,895)(h)                     7,253
  Additional capital                                               7,218                                                      7,218
  Cumulative foreign currency translation adjustment                              3,904        (3,904)(h)
  Retained earnings                                              137,457         18,594       (18,594)(h)                   137,457
                                                             ------------   ------------  ------------                  ------------
                                                                 151,928         91,393       (91,393)                      151,928

Treasury stock                                                   (33,952)                                                   (33,952)
Unallocated ESOP shares                                             (595)                                                      (595)
                                                             ------------   ------------  ------------                  ------------
TOTAL STOCKHOLDERS' EQUITY                                       117,381         91,393       (91,393)                      117,381
                                                             ------------   ------------  ------------     -----------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  256,349     $  171,556    $  125,595      $   25,930    $  579,130
                                                             ============   ============  ============     ===========  ============

                             OGLEBAY NORTON COMPANY
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


The unaudited pro forma combined balance sheet as of March 31, 1998 was prepared as if Oglebay Norton Company ("Company" or "Oglebay Norton") had acquired Global Stone Corporation ("Global Stone") at March 31, 1998. The unaudited pro forma combined balance sheet as of March 31, 1998 should be read in conjunction with the audited financial statements and related notes thereto of Oglebay Norton, included in its Annual Report on (Form 10-K) for the year ended March 31, 1998 and the unaudited financial statements and related notes thereto of Oglebay Norton, included in its Quarterly Report on (Form 10-Q) for the three months ended March 31, 1998. The unaudited pro forma combined balance sheet as of March 31, 1998 should also be read in conjunction with the audited financial statements and related notes thereto of Global Stone for the fiscal year ended September 30, 1997 and the unaudited financial statements and related notes thereto of Global Stone for the six months ended March 31, 1998, which are included herein.

(a) The unaudited balance sheet of Global Stone was converted to U.S. dollars from Canadian dollars using the exchange rate of US$1.00 to Cdn.$1.42 in effect at March 31, 1998. Global Stone's historical financial statements were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP").

(b) The unaudited pro forma combined balance sheet contains pro forma adjustments to conform Global Stone's balance sheet as of March 31, 1998 to U.S. generally accepted accounting principles ("U.S. GAAP").

(c) Other recent transactions include the acquisition of the Port Inland limestone operations by Oglebay on April 28, 1998. Other recent transactions also include the May 1998 asset sale of Oglebay's Engineered Materials metallurgical treatment operations. The Engineered Materials business segment was classified as a discontinued operation at December 31, 1997. These transactions did not meet the definition of a significant subsidiary under Rule 1-02(w) of Regulation S-X requiring separate financial statement presentation.

                             OGLEBAY NORTON COMPANY
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


(d) The purchase price for Global Stone in excess of the net assets acquired was allocated to mineral reserves, to write-up these assets to their estimated fair value, and to record goodwill as follows:

         Purchase of Global Stone's common stock                                           $172,480
         Call premium on Global Stone's Senior Secured 10.625% Debentures                     3,289
         Unamortized finance costs on Global Stone's Senior Secured
             10.625% Debentures                                                                 441
         Unamortized premium on Global Stone's Senior Secured
             10.625% Debentures                                                                (603)
         U.S. GAAP adjustment to Global Stone's retained earnings
             related to pension and postretirement benefits obligation                        1,058
         U.S. GAAP adjustment to Global Stone's mineral reserves
             related to pension and postretirement benefits obligation                          869
         Global Stone's historical net assets acquired                                      (91,393)
                                                                                           --------
         Purchase price in excess of Global Stone's
             historical net assets acquired                                                  86,141
         Recognition of deferred tax liability on purchase
             price in excess of historical net assets acquired                               33,595
                                                                                           --------
                  Total excess purchase price                                              $119,736
                                                                                           ========

         Pro forma allocation of excess purchase price:
                  Mineral reserves                                                         $ 86,141
                  Goodwill                                                                   33,595
                                                                                           --------
                                                                                           $119,736
                                                                                           ========

(e) Finance costs totaling $6,000 were capitalized in connection with the Senior Credit Facility and Senior Subordinated Facility. Unamortized financing costs of $441 and an unamortized premium of $603 related to the Senior Secured 10.625% Debentures included in Global Stone's historical March 31, 1998 balance sheet were included as part of the purchase price of Global Stone.

(f) In connection with the Global Stone Acquisition, $174,515 was borrowed under the Senior Credit Facility and $100,000 was borrowed under the Senior Subordinated Facility assumed to be outstanding as of January 1, 1997. The borrowed funds were used to purchase all of the outstanding common shares of Global Stone for $172,480. The funds were also used to refinance Global Stone's short-term bank debt of $10,835 and Senior Secured 10.625% Debentures of $37,661 (of which $10,043 was current) and pay a debenture call premium of $3,289, due to a change-in-control provision in the Debenture. The borrowed funds were further used to refinance Oglebay's variable rate term loan of $19,250 (of which $5,500 was current) and revolving credit debt of $25,000 for other recent transactions and pay finance costs of $6,000.

                             OGLEBAY NORTON COMPANY
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


(g) Under Canadian GAAP, the cost of postretirement benefits is expensed when paid. Under U.S. GAAP, these benefits are charged against income on an accrual basis. Pension expense calculated under Canadian GAAP differs from that calculated under U.S. GAAP primarily as a result of differences in interest rates, discount rates and treatment of experience gains and losses. The pro forma adjustments reflect the recording of accrued postretirement benefits, the necessary adjustments to pension expense and the related tax effects as of March 31, 1998.

(h)  Elimination of Global Stone's stockholders' equity upon combination.